UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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FORCE PROTECTION, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FORCE PROTECTON, INC.
9801 Highway 78, Building #1
Ladson, SC 29456
(843) 740-7015

NOTICE OF ANNUAL GENERAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, JUNE 21, 2007

April 30, 2007

Dear Fellow Stockholders:

Notice is hereby given that the Annual Meeting of Stockholders of Force Protection, Inc., a Nevada corporation (the “Company”), will be held on Thursday, June 21, 2007 at the Embassy Suites Hotel Convention Center, 5055 International Boulevard, Charleston, SC 29418 at 10:00 am for the following purposes:

1.     To elect Michael Moody and Roger Thompson as Class II directors of the Company for a period of three years or until their respective successors shall be elected and qualified;

2.     To consider other matters that properly may come before the meeting or any adjournment thereof.

Stockholders of record as of the close of business on April 25, 2007 are entitled to vote at the meeting or any postponement or adjournment thereof. All stockholders are cordially invited to attend the meeting.

WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING OR NOT, WE URGE YOU TO MARK, SIGN AND RETURN THE ENCLOSED PROXY USING THE ENVELOPE PROVIDED.

By order of the board of directors

April 30, 2007

/s/ William Prevot
William Prevot
Corporate Secretary

FORCE PROTECTION, INC.
9801 Highway 78, Building #1
Ladson, SC 29456
(843) 740-7015

PROXY STATEMENT FOR ANNUAL GENERAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 21, 2007

PROXY SOLICITATION INFORMATION

GENERAL

This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors of Force Protection, Inc. for use at the Annual Meeting of Stockholders to be held on Thursday, June 21, 2007, at 10:00 am, local time, at the Embassy Suites Hotel Convention Center, 5055 International Boulevard, Charleston, SC 29418 and at any adjournments thereof (the “Meeting”).

COST OF SOLICITATION

The cost of this solicitation, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by us. In addition, we will reimburse brokerage firms and other persons representing beneficial owners of our common stock for their expenses in forwarding proxy material to such beneficial owners. In addition to solicitation by mail, our officers, directors and employees, who will receive no extra compensation for their services, may solicit proxies personally or by telephone or facsimile.

MAILING OF PROXY STATEMENT AND PROXY

This Proxy Statement and the accompanying Proxy will be mailed on or about May 15, 2007 to all stockholders entitled to notice of and to vote at the Meeting. Annual reports are being provided in the mailing with the Proxy Statement.

We will provide, without charge, a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2006 and related financial statements and financial statement schedules to each stockholder entitled to vote at the Meeting who requests a copy of such in writing or by phone.  Requests should be sent to:  Force Protection, Inc., Attention: Michael Durski, at 9801 Highway 78, Building #1, Ladson, South Carolina 29456.  Our telephone number is (843) 740-7015.

STOCKHOLDERS ENTITLED TO VOTE

The close of business on April 25, 2007 has been fixed as the record date for determining the stockholders entitled to notice of and to vote at the Meeting. As of the close of business on April 25, 2007, there were 68,064,336 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote.  As of April 25, 2007, we did not have any shares of Preferred Stock outstanding that are entitled to vote. With respect to all matters that will come before the Meeting, each stockholder may vote shares registered in his or her name on the record date.

QUORUM

We must have the presence, in person or by proxy, of the holders of one-third of the votes entitled to be cast on a matter by a voting group to hold the Meeting. This is referred to as a quorum. Proxies received that withhold authority to vote for a nominee for election as a director and those that are marked as abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present.

VOTES REQUIRED FOR ELECTION OF DIRECTORS

The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the Meeting is required for the election of directors. This means that the two nominees receiving the highest number of “For” votes will be elected as directors. A properly executed proxy marked “Withhold” or “For All Except” with respect to the election of one or more nominees will not be counted as a vote “cast” or have any effect on the election of such nominee or nominees.

VOTE REQUIRED FOR ALL OTHER PROPOSALS

The affirmative vote of the holders of a majority of the votes cast by the stockholders present or represented by proxy and entitled to vote at the Meeting is required for all other proposals.

A properly executed proxy marked “Abstain” with respect to any other proposals will be treated as shares present or represented and entitled to vote on such proposal and will have the same effect as a vote against the proposal.

RETURNED PROXY CARDS THAT DO NOT PROVIDE VOTING INSTRUCTIONS

Proxies that are signed and returned will be voted in the manner instructed by the stockholder. If you sign and return your proxy card with no instructions, the proxy will be voted “For All Nominees” with respect to the election of all nominees for director named in this Proxy Statement and “For” any additional proposals voted on at the Meeting.

BROKER NON-VOTES

If you hold your shares of common stock in “street name,” that is, through a broker, bank or other representative, you are considered the beneficial owner of the shares held in street name. As the beneficial owner, you have the right to direct your broker how to vote. Brokers who have not received instructions from beneficial owners generally have the authority to vote on certain “routine” matters, including the election of directors. With respect to a non-routine matter, a broker is not permitted to vote such shares on your behalf as to such matter. Shares representing such “broker non-votes” with respect to a non-routine matter will not be voted in favor of such matter and will also not be counted as votes cast on such matter.

CHANGING YOUR VOTE

You may revoke your proxy or change your vote at any time before the proxy is voted at the Meeting. In order to do this, you must:

•                  send us written notice, stating your intention to revoke your proxy;

•                  send us a signed proxy that bears a later date than the one you intend to revoke; or

•                  attend the Meeting and vote in person. In this case, you must notify the Inspector of Elections that you intend to vote in person.

A revocation that is not timely received shall not be taken into account, and the original proxy shall be counted.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, to our knowledge, certain information concerning the beneficial ownership of our common stock as of April 18, 2007 by each stockholder known by us to be (i) the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each current director, (iii) each of the executive officers named in the Summary Compensation Table who were serving as executive officers at the end of the 2006 fiscal year and (iv) all of our directors and current executive officers as a group:

Beneficial Ownership Table

Name and Address of	Number of Shares	Percentage
Beneficial Owner (1)	Beneficially Owned	Ownership (2)
Officers & Directors
R. Scott Ervin (3)	56,559	*
Frank Kavanaugh (4)	2,226,787	3.3%
Gordon McGilton (5)	15,387	*
Raymond Pollard (6)	12,335	*
Jack Davis (7)	15,387	*
Michael Moody (8)	7,654	*
Roger Thompson, Jr. (9)	3,827	*

Other 5% Holders
Midsummer Investment Ltd. (10)	4,388,700	6.4%
Wellington Management Co., LLC (11)	3,779,600	5.6%
All Directors and Officers as a Group (7 persons)	2,337,936	3.4%

*                    less than 1%

Footnotes to Beneficial Ownership Table:

1.               The address of all officers and directors is c/o Force Protection, Inc., 9801 Highway 78, Building #1, Ladson, South Carolina 29456.

2.               The number of shares of common stock outstanding as of April 18, 2007 is 68,052,336.

3.               R. Scott Ervin’s security ownership is comprised of 56,559 shares of common stock for which he has sole voting and dispositive power.

4.               Frank Kavanaugh’s security ownership is comprised of 2,226,787 shares of common stock for which he has sole voting and dispositive power.  1,398,067 shares of common stock which Mr. Kavanaugh previously owned indirectly through Ashford Capital were distributed to Mr. Kavanaugh on December 28, 2006 and he now owns them directly.

5.               Gordon McGilton’s security ownership is comprised of 15,387 shares of common stock for which he has sole voting and dispositive power.

6.               Raymond Pollard’s security ownership is comprised of 12,335 shares of common stock for which he has sole voting and dispositive power.

7.               Jack Davis’s security ownership is comprised of 15,387 shares of common stock for which he has sole voting and dispositive power.

8.               Michael Moody’s security ownership is comprised of 7,654 shares of common stock for which he has sole voting and dispositive power.

9.               Roger Thompson’s security ownership is comprised of 3,827 shares of common stock for which he has sole voting and dispositive power.

10.         The address of the principal business office of Midsummer Investment Ltd. is c/o Midsummer Capital, LLC, 295 Madison Avenue, 38th Floor, New York, NY 10017.  We relied on a Schedule 13G/A filed on January 26, 2007 for this information.

11.         The address of the principal business office of Wellington Management Co., LLC is 75 State Street, Boston, MA 02190.  We relied on a Schedule 13G filed by Wellington Management Co. on  February 14, 2007 for this information.

(PROPOSAL ONE)
PROPOSAL TO ELECT DIRECTORS TO THE BOARD OF DIRECTORS

We have three classes of directors; Class I, Class II and Class III, and directors in each class serve for three years from the date of election or until the directors’ successors are duly elected and qualified. At each Annual Meeting of Stockholders, directors from one or more classes stand for election according to our By-Laws. The directors elected at this Meeting will be elected to serve as set forth in the By-Laws. The board of directors has designated as director nominees Michael Moody as a Class II director and Roger Thompson as a Class II director. Both of the nominees are currently directors of the Company serving by appointment.

The persons named in the proxy will vote to elect Michael Moody and Roger Thompson as Class II directors, unless authority to vote for the election is withheld or the proxy is marked with the names of directors as to whom authority to vote is withheld. In the event that any nominee shall become unable or unwilling to serve, the persons acting under the proxy may vote the proxy for the election of a substitute. The board of directors has no reason to believe that any nominee will be unable or unwilling to serve.

The board of directors recommends the election of Michael Moody and Roger Thompson as directors, and proxies solicited by the board will be voted in favor thereof unless a stockholder has indicated otherwise in the Proxy.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information about our directors and executive officers.

Name	Age	Position
Frank Kavanaugh	46	Chairman of the Board of Directors
Gordon McGilton	63	Chief Executive Officer, Director
Raymond Pollard	64	Chief Operating Officer
Michael Durski	57	Chief Financial Officer
Jack Davis	60	Director
Michael Moody	61	Director
Roger Thompson	62	Director

Biographies of executive officers and directors

Frank Kavanaugh:—Director (Class III). Mr. Kavanaugh was appointed to the board of directors in December 2003 and became Chairman in January 2005. He currently is a managing director of Fort Ashford Funds, LLC, a provider of secured bridge loans, and a principal of Ashford Capital, LLC, an equity investment firm. He was employed by the Company from July of 2002 until he resigned on May 14, 2005 as a Vice President with responsibility for strategic investment. Over the last 10 years he has acted as a principal at Ashford Capital, LLC and its predecessor. In that capacity he has served in several interim executive positions including operational or executive roles at several portfolio companies. He co-founded and served as President of QuickStart Technologies and held positions at Microsoft and Hewlett Packard. His education includes: an MBA from Pepperdine University, and a B.S. degree in Information & Computer Science, from University of California, Irvine. He serves on several community boards including the Child Guidance Center of Orange County, and the board of advisors at Chapman University’s Leatherby Center.

Gordon McGilton:—Director (Class I), Chief Executive Officer. Mr. McGilton has served as a Senior Executive for a number of organizations in manufacturing, medical devices, and education. He has extensive experience in manufacturing, and business management. He is a partner in a technology company, APT Leadership, and teaches business process seminars worldwide specializing in the creation of model companies. As a consultant, over the prior 5 years Mr. McGilton advised several companies throughout the U.S. including JD Edwards, the United States Navy, United Healthcare and Cigna Insurance Companies.

Raymond W. Pollard:—Chief Operating Officer. Mr. Pollard has worked for more than thirty years in the automotive and forging industries and has held positions of engineering management, manufacturing operations management, supplier development, contract negotiations, strategic alliance development, quality and logistics management and purchasing. Prior to joining FPI, Mr. Pollard was serving as the Executive Director of Supplier Development and Strategic Alliances for General Motors Corporation’s Fuel Cell Activity. Mr. Pollard has a B.S. degree in Manufacturing Engineering and Business from Utah State University and is a veteran of the Vietnam War.

Michael S. Durski:—Chief Financial Officer. Mr. Durski has over thirty years of senior financial management experience with major public companies as well as ten years of experience dealing with the U.S. Department of Defense. Prior to joining Force Protection, Mr. Durski’s positions have included Vice President and Chief Financial Officer for Aastrom Biosciences, Inc., Founder, Chief Executive Officer and Chief Financial Officer for ZeptoMetrix Corporation, Executive Vice President for Treibacher Schleifmittel Corporation,  Vice President, Chief Financial Officer and Treasurer for Recra Environmental, and Chief Financial Officer and Treasurer for Comptek Research, Inc., a defense software developer of command, control and communications. Mr. Durski holds a Bachelor of Science degree in Mathematics from State University College at Buffalo and a Masters degree in Business Administration-Finance from Canisius College in Buffalo, New York.

Jack Davis:—Director (Class I). Mr. Davis has held various senior level positions over the past thirty-five years in the military, law enforcement and business fields. He served in the United States Marine Corps from 1968 until his retirement in 2005 where he held the rank of Major General. In 1999, Mr. Davis retired from the North Carolina State Bureau of Investigation after twenty years of distinguished service. He is also the founder of J.A. Davis & Associates, a security and leadership training company. Mr. Davis holds undergraduate and masters degrees from Indiana State University and a Masters of Urban Administration from the University of North Carolina at Charlotte.

Michael Moody:—Director (Class II). Mr. Moody, a veteran with more than forty years of experience in financial analysis, auditing, and regulatory reporting. Mr. Moody currently serves as a principal for Westsource Financial Services, Inc., providing financial and business advisory services to privately held businesses.  He also serves as Chief Executive Officer of Trims, LLC, which provides administrative services to corporate trustees.  Mr. Moody previously served as Chief Operating Officer for the London American General Agency and as Senior Vice President of Corporate Development for Magna Carta Companies. He also served as a member of the Magna Carta Board of Directors with particular oversight and review of financial reporting. Mr. Moody is a CPA and an associate with the Australian Society of Accountants, and holds a bachelor’s degree in Economics from Macquarie University in Sydney, Australia.

Roger G. Thompson, Jr.:—Director (Class II). A veteran with thirty-four years of experience on active duty, Mr. Thompson currently provides executive leadership to the 128 local chapters of the Association of the United States Army (AUSA) throughout the world. Mr. Thompson commanded at all levels throughout the Army, including field artillery, transportation and logistics units. He served three separate assignments on the Department of Army Staff, Deputy Assistant Secretary of the Army, Financial Management and Comptroller, and Director of the Army Budget. Mr. Thompson completed his military career as the Deputy Commander in Chief, United States Transportation Command. In this position he was responsible for the daily operations supporting all military and commercial transportation for the entire Department of Defense. Mr. Thompson holds a Bachelor of Science degree from the United States Military Academy, a Master’s degree in Business Administration from Syracuse University, and a Master’s degree in National Security and Strategic Studies from the Naval War College. He attended the Army’s Command and General Staff College and the Naval War College.

CODE OF ETHICS

We have adopted a Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Code of Ethics is available for review on our website (www.forceprotection.net).

NUMBER AND ELECTION OF DIRECTORS

We currently have five directors. Directors are elected according to a staggered election cycle based on Class. There are three Classes: Class I elected in 2006, for a period of three years, Class II to be elected in 2007 for a period of three years and Class III to be elected in 2008 for a period of three years.

AUDIT COMMITTEE

The members of the Audit Committee are directors: Mr. Moody, who chairs the Committee, Mr. Davis and General Thompson.  The Board has determined that each Audit Committee member meets the Nasdaq “financial literacy” requirement and that Mr. Moody, the current Chair of the Audit Committee, is a “financial expert” within the current rules of the Securities and Exchange Commission. The Audit Committee assists the Board in fulfilling its responsibility to provide oversight with respect to our financial statements and reports and other disclosures provided to stockholders, the system of internal controls, the audit process and legal and ethical compliance. The Audit Committee also selects, engages, compensates and oversees our independent auditor. The Audit Committee is comprised entirely of directors who satisfy the standard of independence established under applicable law and Nasdaq listing requirements.

COMPENSATION COMMITTEE

The members of the Compensation Committee are directors: Mr. Moody, who chairs the Committee, Mr. Davis and Mr. Thompson.  The Compensation Committee is comprised entirely of directors who satisfy the standard of independence established under applicable law and Nasdaq listing requirements.

GOVERNANCE AND NOMINATING COMMITTEE

The board does not have a written policy or charter regarding how director candidates are evaluated or nominated for the board. Additionally, the board has not created particular qualifications or minimum standards that candidates for the board must meet. Instead, the board considers how a candidate could contribute to the Company’s business and meet the needs of the Company, the board and the Company’s investors.

The board will consider candidates for director recommended by our stockholders. Candidates recommended by stockholders are evaluated with the same methodology as candidates recommended by management or members of the board. To refer a candidate for director, please send a resume or detailed description of the candidate’s background and experience with a letter describing the candidate’s interest in the Company to Force Protection, Inc., 9801 Highway 78, Building. #1, Ladson, SC 29456, attn: Michael Moody. All candidate referrals are reviewed by current board members.

RELATED PARTY TRANSACTIONS

Our Chief Executive Officer, Mr. McGilton, is a principle of APT Leadership, a consulting firm we hired to provide various business consulting services, training seminars and certain business software. For the year ended December 31, 2006, APT Leadership has billed us a total of $606,817 for such services, training and software.  In addition, we have entered into an agreement with APT Leadership pursuant to which APT has granted to us a non-exclusive right and license to use the diagrams, methods, concepts and business operating system functionality contained in APT Leadership’s “APT Tool” software and presented in APT Leadership’s training seminars, specifically including the use of system diagrams, process flow diagrams and actively linked inputs, outcomes and feedback loops to represent business “conversion processes” and to design and redesign “value added” versus “non-value added” process flow diagrams.  Under the terms of such agreement we paid a one time license fee of $60,000 and agreed to pay an annual license fee thereafter of $50,000, which is included in the above total for year ended December 31, 2006. In addition, the Company has purchased other software, ProAptive, used in the analysis of process capability. The cost of this software is included in the above mentioned total figures.

On February 13, 2006, we entered into an agreement by and among the Company, Longview Fund, LP, Longview Equity Fund, LP and Fort Ashford Funds, LLC, whereby Longview Fund, LP, and Longview Equity Fund, LP assigned $2,500,000 of our promissory notes to Fort Ashford Funds, LLC.  Our director, Frank Kavanaugh, is Principal of Fort Ashford Funds, LLC. On April 17, 2006, the maturity date of the notes with Fort Ashford was extended until June 20, 2006. On June 19, 2006, the maturity date was extended until July 21, 2006.  On July 21, 2006, the maturity date of the Fort Ashford notes was extended once more, through a date to be determined.  We paid off the notes held by Fort Ashford in full on August 9, 2006 and we have no current obligation to Fort Ashford or Mr. Kavanaugh.

MEETINGS OF THE BOARD OF DIRECTORS

During the fiscal year ended December 31, 2006, the board held a total of 10 meetings. None of our directors attended less than 75% of the meetings.  We formed our Audit Committee in September 2006. The Audit Committee met 2 times from its formation until December 31, 2006.  All members of the Audit Committee attended 100% of the Committee meetings. We formed our Compensation Committee in October 2006. The Compensation Committee met 1 time from its formation until December 31, 2006.  All members of the Compensation Committee attended the Committee meeting.

CONTACT WITH THE BOARD OF DIRECTORS

We welcome comments and questions from our stockholders. Stockholders can direct communications to our Chief Financial Officer, Michael Durski at Force Protection, Inc., 9801 Highway 78, Building #1, Ladson, SC 29456. While we appreciate all comments and questions from stockholders, we may not be able to individually respond to all communications. We attempt to address stockholder questions and concerns in our press releases and documents filed with the SEC so that all stockholders have access to information about our Company at the same time.

Mr. Durski collects and evaluates all stockholder communications. If the communication is directed to the board of directors generally or to a specific board member, Mr. Durski will disseminate the communication to the appropriate party at the next scheduled board meeting unless the communication requires a more urgent response. In that case, Mr. Durski will direct the communication to the appropriate party prior to the next scheduled board meeting. If the communication is addressed to an executive officer, Mr. Durski will direct that communication to the executive officer. All communications addressed to our directors and executive officers are reviewed by those parties unless the communication is clearly frivolous.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Section 16(a) of the Exchange Act, as amended, requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to file reports of their beneficial ownership and changes in ownership (Forms 3, 4 and 5, and any amendment thereto) with the SEC. Executive officers, directors, and greater-than-ten percent holders are required to furnish us with copies of all Section 16(a) forms they file. Based on our review of the activity of our officers and directors from our last annual meeting until December 31, 2006, we believe Forms 3, 4 or 5 were timely filed, except for the following:  Mr. Kavanaugh filed a Form 4 1 day late, Mr. Moody filed a Form 3 1 day late and Mr. Thompson filed a Form 3 7 days late.

We are not aware of any other such required reports that have not been timely filed.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

The Compensation Committee was formed on October 27, 2006 and meets as often as it determines, but not less than twice annually, in order to review issues with respect to executive compensation matters. Before the Committee was formed executive compensation matters were handled by the full  Board of Directors.

In designing Named Executive Officer compensation programs the Committee adheres to the overriding elements of the compensation system applicable to all employees of the company, treating all employees within the system fairly and equitably.

Compensation Philosophy

The Committee is responsible for discharging the Board’s responsibilities relating to the compensation of our non-management directors and executive officers. The Committee reviews and approves the compensation of the named executive officers to ensure that they are compensated in a manner consistent with our compensation philosophy, policies, and objectives. The primary objectives of our compensation program are to:

•                  Provide fair, competitive compensation to the Named Executive Officers and other employees;

•                  Attract the talent necessary to achieve the Company’s business objectives;

•                  Retain the Named Executive Officers and other employees by instilling a long-term commitment to the Company and its stockholders; and

•                  Develop a sense of Company ownership and align the interests of the Named Executive Officers and other employees with stockholder interests.

In implementing the compensation philosophy we choose to:

•                  Take individual compensation out of the day-to-day equation for all employees;

•                  Establish designated classes of employees and compensate everyone in a designated class the same amount of money.  For example, welders are in one class and are paid the same amount of money and vice presidents are in another class and paid the same amount;

•                  Compensate each class based on the level of responsibility, the education and the relevant experience of the class members. Those factors along with independent compensation surveys assist in setting the actual compensation for each class. The Company sets compensation for each class above the median as determined by these compensation surveys;

•                  Pay no bonuses or incentive compensation.  The job of all is to improve the performance of the entire system, not one or two elements of that system;

•                  Share equally in the gains of the company equally. If an individual contributes to the success of the system by working at the Company, that individual will share equally in the profits of the Company;

•                  Eliminate performance appraisals and annual merit reviews to minimize internal conflict and to focus all efforts to optimize the system as a whole;

•                  Avoid exceptions in administering compensation and benefits; and

•                  Administer vacations, bereavement, and illness in an equitable manner to all employees.

The elimination of incentive compensation, merit compensation, and annual reviews combined with the equal compensation for all team members in each class yields a compensation package that directs people to contribute to the success of the Company instead of their own individual interests.

The compensation of each named executive officer is reviewed by the Committee annually.

Compensation Mix

Base Salary.    Base salary is intended to provide a competitive level of current cash compensation. In determining the base salaries of the Named Executive Officers, the Committee adheres to the compensation philosophy described above.

Equity-Based Compensation.    Historically the Company had incorporated an equity-based component in the compensation of Named Executive Officers.  Mr. McGilton was granted 300,000 shares of common stock valued at 216,000 on January 13, 2006 as compensation for his employment as Chief Executive Officer. Mr. Pollard is to receive two annual grants of 20,513 shares of the Company’s unregistered common stock valued at $40,000 based on the closing share price of the Company’s common stock on the date of Mr. Pollard’s acceptance of employment with the Company. These share grants will vest on the first and second anniversary of his employment.

Stock Options.    Historically the Company had incorporated a stock option component in the compensation of Named Executive Officers. However for 2006, consistent with the Company’s compensation philosophy, and except for stock options granted to the Chief Executive Officer, no stock option based compensation was paid by the company.

Perquisites and Supplemental Benefits.  Named Executive Officers receive the same benefits as are available to all employees.

Post-Termination and Non-Competition Agreements

Change in Control.  In July 2006, the Board adopted a transition plan for members of our management team who may be effected by a change of control in the ownership of the Company.  Under the plan, in the event of a change in control transaction, Mr. McGilton, our Chief Executive Officer, shall be entitled to immediate vesting of the one million options issued in January of 2006 and 500,000 options granted October 25, 2006, and upon termination or resignation, receive a lump-sum payment equal to six months salary.  Further, all members of our management (to include all Vice Presidents and above) shall be entitled to receive a lump-sum severance payment in the amount of $40,000 upon the termination of their employment with us for any reason, except cause, during the twelve months immediately following such change in control transaction.  If any employee is already entitled to severance compensation under any existing contract or other arrangement, such employee may only receive one severance   payment and must elect to receive payment under the plan or the amount otherwise due.

This portion of the compensation plan is intended to meet commitments made prior to the enactment of the current compensation philosophy and subsequently to adhere to the current compensation philosophy.  The intent being to eliminate and/or avoid any pay delivery or evaluation system that would cause internal conflict within the enterprise.

Compensation of the Chief Executive Officer

Compensation Philosophy.    The compensation for Mr. Gordon McGilton, the Chief Executive Officer, was established in line with the compensation philosophy of the Company described above.

Based on its review, the Committee believes that the fiscal 2006 Total Compensation for Mr. McGilton, as well as the other Named Executive Officers, was fair and reasonable.  Mr. McGilton’s compensation can be found in the “Summary Compensation Table further on in this document.

Compensation of Other Named Executive Officers

The compensation for the Named Executive Officers was established in line with the compensation philosophy of the Company described above.

For fiscal 2007, the base salaries for the other Named Executive Officers ranged from $180,000 to $240,000.

Stock Ownership Guidelines

The Board has not adopted any stock ownership guidelines.

Equity Grant Practices

Option Exercise Prices.    The policy of the Board is to grant stock options with an exercise price equal to the closing price of a Share on the date of grant. The most recent stock options granted by the Company had a 5 year exercise term or 120 days from leaving the company and vested 100 percent one year from the date of grant.

Approval of Compensation Discussion and Analysis

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management.  Based on this review and discussion, the Committee recommended that the Compensation Discussion and Analysis be included in this Proxy Statement.  The Compensation Committee is comprised of Directors Moody, Davis and Thompson.

The following table presents a summary of the compensation paid to our Chief Executive Officer, Chief Financial Officer and other highly compensated employees during the last three fiscal years. Except as listed below, there are no bonuses, other annual compensation, restricted stock awards or stock options/SARs or any other compensation paid to executive officers.

Summary Compensation Table

Name and Principal Position (a)	Year ended December 31, (b)	Salary ($) (c)		Bonus ($) (d)		Stock Awards ($) (e)		Option Awards ($) (f)		All Other Compensation ($) (i)		Total ($) (j)
Gordon McGilton,	2006	445,576	(1)			286,262	(2)	460,190	(3)			1,192,028
Chief Executive	2005	349,327								20,000	(4)	369,327
Officer	2004

R. Scott Ervin,	2006	200,215	(5)			70,262	(6)					270,477
Chief Financial	2005	139,824										139,824
Officer	2004	56,800				108,000	(7)			15,000	(8)	179,800

Mike Aldrich,	2006	160,000		406,963	(9)							566,963
Vice President,	2005	118,560		234,761	(9)							353,321
Marketing and Government Relations	2004	113,758										113,758

Raymond Pollard,	2006	169,677	(10)			84,264	(11)			30,000	(12)	283,941
Chief Operating Officer

Mike Gilbert,	2006	160,000										160,000
Vice President	2005	46,024								30,000	(13)	76,024
of Engineering	2004

(1)             Mr. McGilton’s total base salary includes $24,000 earned as compensation for employment as director.

(2)             In 2006, Mr. McGilton was granted 15,387 shares of common stock valued at $70,262 as compensation for his employment as a director.  Mr. McGilton was granted 300,000 shares of common stock valued at 216,000 on January 13, 2006 as compensation for his employment as Chief Executive Officer.

(3)             On January 1, 2006, Mr. McGilton received an option grant to purchase 1,000,000 shares of common stock. On October 25, 2006 Mr. McGilton received an option grant to purchase 500,000 shares. The options were valued at the amount recognized for financial statement reporting purposes for the fair value of stock options granted in accordance with SFAS 123R.

(4)             In 2005, Mr. McGilton received $20,000 in in-kind compensation.

(5)             Mr. Ervin’s total base salary includes $24,000 earned as compensation for employment as director.

(6)             In 2006, Mr. Ervin was granted 15,387 shares of common stock valued at $70,262 as compensation for his employment as a director.

(7)             In 2005, Mr. Ervin received 41,667 shares of unregistered common stock and 4 shares of Series C Preferred stock valued at a total of $108,000.

(8)             In 2004, Mr. Ervin received $15,000 as a relocation payment.

(9)             Mr. Aldrich received consideration for previous contractual obligations of $406,963 and $234,761 in 2006 and 2005, respectively. All contractual obligations have been satisfied as of the year ended 2006.

(10)       Mr. Pollard’s total base salary includes $18,000 earned as Director compensation for the first three quarters of 2006.

(11)       Mr. Pollard received 11,560 shares of common stock valued at $39,264 as compensation for his employment as director.  Mr. Pollard was also granted 41,026 shares of common stock, for his employment as Chief Operating Officer.  20,513 of these shares will vest on May 1, 2007, and 20,513 shares will vest on May 1, 2008. The shares were valued at the amount recognized for financial statement reporting purposes for the fair value of stock options granted in accordance with SFAS 123R.

(12)       Mr. Pollard received a relocation payment of $30,000 in 2006.

(13)       Mr. Gilbert joined the Company on September 12, 2005.  During 2005, Mr. Gilbert’s 2005 compensation included $30,000 cash as a relocation benefit.

EMPLOYMENT AGREEMENTS WITH KEY PERSONS

On January 27, 2005, we entered into an agreement with Mr. Gordon McGilton to act as our Chief Quality Officer. Under the terms of such agreement, Mr. McGilton was to receive a base salary of $180,000 plus an annual bonus of $180,000 and reimbursement for travel, lodging and other out-of-pocket expenses incurred during employment. We also agreed to provide Mr. McGilton stock options once we adopted a stock option plan. Effective April 18, 2005, we appointed Mr. McGilton as our Chief Executive Officer.  During 2005, Mr. McGilton received “in-kind” compensation in the amount of $20,000. This “in-kind” compensation was for work performed for us by Mr. McGilton as an independent contractor during 2001 and 2002. Effective January 1, 2006, we modified Mr. McGilton’s compensation to include cash compensation of $35,000 per month, relocation expense of $30,000 upon separation from us, a one-time grant of 300,000 shares of our unregistered common stock and options to purchase 1,000,000 shares of common stock at an exercise price of $0.72 per share, such options to vest on January 1, 2007 (or earlier upon the occurrence of specified events).  Mr. McGilton joined our board of directors on April 18, 2005. Mr. McGilton received no compensation for his services as a director during 2005. Mr. McGilton has received $24,000 in cash and 15,387 shares of common stock as compensation for his services as a director in 2006.

On January 19, 2007, we extended an offer to Mr. Michael Durski, which he accepted, to act as our Chief Financial Officer.  Under the terms of the offer, Mr. Durski will receive an annual salary of $180,000 and will be eligible to participate in our benefit program, which includes health, dental, vision and life insurance, paid time off, paid holidays, as well as our 401k retirement income plan.  Mr. Durski also received a one-time relocation benefit allowance of $35,000.

On May 1, 2006, we entered into an employment agreement with Mr. Raymond Pollard to act as our Chief Operating Officer.  Under the terms of the agreement, Mr. Pollard was to receive compensation of $240,000 per year, plus relocation expenses of $30,000.  In addition Mr. Pollard is to receive two annual grants of 20,513 shares of our unregistered common stock valued at $40,000 based on the closing share price for our stock on the date of Mr. Pollard’s acceptance of employment with the Company. These share grants will vest on the first and second anniversary of his employment.  Mr. Pollard also served as a member of the board of directors and has received $6,000 in cash and 3,906 shares of common stock as compensation for his services as a director in 2006. Mr. Pollard resigned from the board of directors effective August 4, 2006.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Number of Securities Underlying unexercised options (#)	Number of Securities Underlying unexercised options (#)		Option exercise price	Option expiration date		Number of shares or units of stock that have not vested		Market value of shares or units of stock that have not vested(4)
Name (a)	Exercisable (b)	Unexercisable (c)		($) (e)	(f)		(#) (g)		($) (h)
Gordon McGilton		1,000,000	(1)	0.72	—		1,000,000	(1)	17,410,000
		500,000		7.48	October 31, 2011	(2)	500,000	(3)	8,705,000
Raymond Pollard							41,026		714,263

(1)             Mr. McGilton exercised the 1,000,000 options, which vested on January 1, 2007, on January 13, 2007.

(2)             The 500,000 options granted on October 25, 2006 expire five years after grant date or 120 days from the date Mr. McGilton leaves the Company.

(3)             The options vest on a pro-rata basis on the last day of each quarter during 2007.

(4)             Market value was determined by using the closing market price of $17.41 for common stock on December 29, 2006 (the last trading date of 2006)

DIRECTOR COMPENSATION

Name(1) (a)	Fees earned or paid in cash ($) (b)	Stock awards ($) (c)		Total ($) (h)
Frank Kavanaugh	24,000	110,012	(2)	134,000
Jack Davis	24,000	70,262	(3)	94,262
Michael Moody(4)	12,000	55,414	(5)	67,414
Roger Thompson(6)	6,000	30,999		36,999

Director Compensation represents all four quarters earned and expensed even though only three installments were paid during 2006.

(1)                                  Director compensation for Gordon McGilton, R. Scott Ervin and Raymond Pollard has been fully disclosed in the Summary Compensation Table.

(2)                                  Mr. Kavanaugh received 12,500 shares of common stock valued at $39,750 pursuant to his employment agreement, and quarterly grants as compensation for his employment as Chairman of the Board of Directors in the following amounts:

Quarter	# of Shares	Price per share	Value of stock award
1	3,906	$1.92	$7,499.52
2	3,827	1.92	7,347.84
3	3,827	6.38	24,416.26
4	3,827	8.10	30,998.70

(3)                                  Jack Davis received the following stock awards as compensation for his employment as a director in 2006:

Quarter	# of Shares	Price per share	Value of stock award
1	3,906	$1.92	$7,499.52
2	3,827	1.92	7,347.84
3	3,827	6.38	24,416.26
4	3,827	8.10	30,998.70

(4)                                  Mr. Moody was appointed to the Board of Directors on September 18, 2006.

(5)                                  Mr. Moody received the following stock awards as compensation for his employment as a director during 2006:

Quarter	# of Shares	Price per share	Value of stock award
3	3,827	6.38	24,416.26
4	3,827	8.10	30,998.70

(6)                                  General Thompson was appointed to the Board of Directors on December 26, 2006.

(7)                                  General Thompson received the following stock awards as compensation for his employment as a director during 2006:

Quarter	# of Shares	Price per share	Value of stock award
4	3,827	8.10	30,998.70

RECOMMENDATION

The affirmative vote of a plurality of the votes represented in person or by proxy at the Meeting is required for the election of the proposed nominees to the board of directors. The board of directors recommends a vote for the election of Mr. Michael Moody as Class II director and General Roger Thompson, Jr. as Class II director and proxies solicited by the board of directors will be so voted in the absence of instructions to the contrary.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the 2008 Annual Meeting of Stockholders and included in our Proxy Statement and Proxy for such Annual Meeting, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, must be received at our principal executive offices not later than January 31, 2008 for inclusion in the Proxy Statement for that Meeting.

PROXY CARD
FORCE PROTECTION, INC.
Annual Meeting of Stockholders to be held Thursday, June 21, 2007

The undersigned hereby appoints Richard Hamilton and John Wall jointly and severally as Proxy Agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to represent and vote, as designated below, all shares of stock of Force Protection, Inc. a Nevada Corporation, held of record by the undersigned on April 25, 2007 at the Annual Meeting of Stockholders to be held at the Embassy Suites Hotel Convention Center, 5055 International Boulevard, Charleston, SC 29418 at 10:00 am Eastern Standard Time on June 21, 2007, or at any adjournment or postponement of such meeting, in accordance with and as described in the Notice of Annual Meeting of Stockholders and Proxy Statement. If no direction is given, this proxy will be voted FOR Proposal 1 and in the discretion of the Proxy agent as to such other matters as may properly come before the Meeting.

1.	ELECTION OF DIRECTORS:		FOR	WITHHELD
	Nominees:	Michael Moody (Class II)	☐	☐
		Roger Thompson (Class II)	☐	☐

For All Except:

THE UNDERSIGNED HEREBY REVOKES ANY PROXY OR PROXIES HERETOFORE GIVEN TO VOTE UPON OR ACT WITH RESPECT TO SUCH STOCK AND HEREBY RATIFIES ALL THAT THE PROXIES, THEIR SUBSTITUTES, OR ANY OF THEM, MAY LAWFULLY DO BY VIRTUE HEREOF

ADDRESS LABEL

Please sign exactly as name appears on stock certificate (as appears on address label affixed hereto). All joint owners should sign. When signing as personal representative, executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by president or other authorized person. If a partnership, please sign in partnership name by a partner.

	DATED:	____________ , 2007

(Signature of Stockholder)

(Signature if held jointly)

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.